OHR Pharmaceutical, Inc. - 10-Q

Exhibit 32.1

Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350, As Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Not Filed Pursuant to the Securities Exchange Act of 1934

In connection with the Quarterly Report of Ohr Pharmaceutical, Inc. (the “Company”) on Form 10-Q for the quarterly period ending March 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dr. Jason S. Slakter, Chief Executive Officer (Principal Executive Officer), of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 15, 2018

/s/ Dr. Jason S. Slakter
Name:	Dr. Jason Slakter
Title:	Chief Executive Officer
(Principal Executive Officer)